UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Runway Growth Credit Fund Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

RUNWAY GROWTH CREDIT FUND INC.
205 N. Michigan Avenue, Suite 930
Chicago, IL 60601
(650) 206-4604

August [•], 2017

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Runway Growth Credit Fund Inc. (the “Company”) to be held on September [  ], 2017, at [1:00 p.m.] local time, at [the offices of the Company at 205 N. Michigan Avenue, Suite 930, Chicago, IL 60601]. Only stockholders of record at the close of business on August 9, 2017 are entitled to the notice of, and to vote at, the Special Meeting, including any postponement or adjournment thereof.

The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. At the meeting, you will be asked to (i) approve an amended and restated investment advisory agreement between us and our investment adviser (the “Amended Advisory Agreement”), and (ii) transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

It is important that your shares be represented at the Special Meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting over the Internet by electronic mail or by returning your proxy card via mail in the envelope provided. If you are unable to attend the Special Meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided. Your vote is important.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED ADVISORY AGREEMENT.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

/s/ R. David Spreng

R. David Spreng
Chairman of the Board of Directors,
President and Chief Executive Officer

RUNWAY GROWTH CREDIT FUND INC.
205 N. Michigan Avenue, Suite 930
Chicago, IL 60601
(650) 206-4604

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER [  ], 2017

To the Stockholders of Runway Growth Credit Fund Inc.:

The Special Meeting of Stockholders (the “Special Meeting”) of Runway Growth Credit Fund Inc., a Maryland corporation (the “Company”), will be held at [1:00 p.m.] local time, at [the offices of the Company at 205 N. Michigan Avenue, Suite 930, Chicago, IL 60601], for the following purposes:

1.	To consider and vote upon a proposal to approve an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) between the Company and our investment adviser, Runway Growth Capital LLC, which will become effective upon stockholder approval; and
2.	To consider and take action upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED ADVISORY AGREEMENT.

The enclosed proxy statement is also available at www.runwaygrowth.com. Stockholders may request a copy of the proxy statement and the Company’s annual report by contacting our main office at (650) 206-4604.

You have the right to receive notice of and to vote at the Special Meeting if you were a stockholder of record at the close of business on August 9, 2017. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly via email or in the self-addressed envelope provided. Instructions are shown on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by using the Internet.

You have the option to revoke your proxy at any time prior to the Special Meeting, or to vote your shares personally on request if you attend the Special Meeting. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be postponed or adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

/s/ Thomas B. Raterman

Thomas B. Raterman
Chief Financial Officer, Secretary and Treasurer

Chicago, Illinois
August [•], 2017

This is an important meeting. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also vote your proxy electronically over the Internet by following the instructions included with your proxy card. Even if you vote your shares prior to the Special Meeting, you still may attend the Special Meeting and vote your shares in person.

RUNWAY GROWTH CREDIT FUND INC.
205 N. Michigan Avenue, Suite 930
Chicago, IL 60601
(650) 206-4604

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Runway Growth Credit Fund Inc. (the “Company,” “we,” “us” or “our”), a Maryland corporation, for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on September [  ], 2017, at [1:00 p.m.] local time, at [the offices of the Company at 205 N. Michigan Avenue, Suite 930, Chicago, IL 60601], and at any postponements or adjournments thereof. The Notice of Special Meeting, this proxy statement, and the accompanying proxy card are first being sent to stockholders on or about August [•], 2017.

We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If no specification is made, the votes entitled to be cast by such shares will be cast FOR the proposal to approve the Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) between us and our investment adviser, Runway Growth Capital LLC (the “Adviser”).

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL OR VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER [  ], 2017:

The Notice of Special Meeting, this proxy statement and the proxy card are available at the following Internet address: www.runwaygrowth.com.

SPECIAL MEETING INFORMATION

Date and Location

We will hold the Special Meeting on September [  ], 2017, at [1:00 p.m.] local time, at [the offices of the Company at 205 N. Michigan Avenue, Suite 930, Chicago, IL 60601].

Admission

Only stockholders of record at the close of business on the record date, August 9, 2017 (the “Record Date”), or their proxies, are entitled to receive notice of the Special Meeting and to vote the shares for which they are stockholders of record on that date at the Special Meeting, or any postponement or adjournment of the Special Meeting. As of the close of business on August 9, 2017, we had [3,001,667] shares of common stock outstanding.

Stockholders of Record: Shares Registered in Your Name.  If, on the Record Date, your shares were registered directly in your name then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank.  If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not submit voting instructions to your broker or other agent, your broker or other agent is not permitted to vote your shares on any proposal properly presented at the Special Meeting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid legal proxy from your broker or other agent.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to vote on the following proposals:

1.	To consider and vote upon a proposal to approve the Amended Advisory Agreement between the Company and the Adviser, which will become effective upon stockholder approval; and
2.	To consider and take action upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Special Meeting.

VOTING INFORMATION

Record Date and Quorum Required

The Record Date of the Special Meeting is the close of business on August 9, 2017. For each proposal to be voted upon, you may cast one vote for each share of common stock that you own as of the Record Date. Stockholders do not have dissenter’s rights or rights of appraisal in connection with the proposal to approve the Amended Advisory Agreement between the Company and the Adviser.

A quorum of stockholders must be present for any business to be conducted at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast as of the Record Date will constitute a quorum. On the Record Date, there were [3,001,667] shares outstanding and entitled to vote. Thus, [1,500,834] shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Special Meeting. However, abstentions and broker non-votes are not counted as votes cast. A “broker non-vote” with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals.

If a quorum is not present at the Special Meeting, the person named as chair of the Special Meeting may adjourn the meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you can vote your shares in person at the Special Meeting or vote now by giving us your proxy. You may authorize a proxy to vote on your behalf by mail or via the Internet, as described on the enclosed proxy card. Authorizing a proxy will not limit your right to vote in person at the Special Meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations.

By giving us your proxy, you will be directing us on how to vote your shares at the Special Meeting. Even if you plan on attending the Special Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Special Meeting.

Submitting Voting Instructions for Shares Held Through a Broker

If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters. There are no routine matters at the Special Meeting. Thus, if you hold your shares in street name and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the proposal, your broker will not be permitted to vote your shares on the proposal. The broker or nominee will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares in person at the Special Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form covers only those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy by (1) delivering a written notice, which is received by the close of business on September [•], 2017, that you are revoking your proxy to the attention of our Corporate Secretary, Thomas B. Raterman, at 205 N. Michigan Ave., Suite 930, Chicago, IL 60601; (2) delivering a later-dated, properly executed proxy card, which is received no later than the opening of the polls at the Special Meeting; or (3) voting in person at the meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the meeting.

Vote Required

The Amended Advisory Agreement must be approved by the affirmative vote of “a majority of the outstanding voting securities” of the Company entitled to vote at the Special Meeting. For this purpose, the Investment Company Act of 1940, as amended (the “1940 Act”) defines “a majority of the outstanding voting securities” as (a) 67% or more of the shares of common stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares of common stock are present or represented by proxy, or (b) 50% of the outstanding shares of common stock, whichever is less. For the purpose of determining whether a majority of our shares of common stock approved this proposal, abstentions and broker non-votes, if any, recorded by record owners will have the effect of a vote against the proposal. If approved by the Company’s stockholders at the Special Meeting, the Amended Advisory Agreement will be effective as of the date of the Special Meeting.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;
•	to permit the inspectors of election to tabulate and certify your vote; or
•	to adequately respond to your written comments on your proxy card.

Vote Results

Preliminary voting results will be announced at the Special Meeting. Final results will be published on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four days after the Special Meeting.

INFORMATION REGARDING THIS SOLICITATION

The Company will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Special Meeting, and the proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company or the Adviser, for which no director, officer or regular employee will receive any additional or special compensation. The address of the Adviser is 205 N. Michigan Ave., Suite 930, Chicago, IL 60601.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: Thomas B. Raterman, Corporate Secretary, Runway Growth Credit Fund Inc., 205 N. Michigan Ave., Suite 930, Chicago, IL 60601, or by calling (650) 206-4604. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

If you have any questions about the Special Meeting, these proxy materials or your ownership of our common stock, please contact Thomas B. Raterman c/o Runway Growth Credit Fund Inc., 205 N. Michigan Ave., Suite 930, Chicago, IL 60601, Telephone: (650) 206-4604.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of our common stock by each of our current directors, each nominee for director, each of our executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and all of our executive officers and directors as a group. Percentage of beneficial ownership is based on [3,001,667] shares of common stock outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Runway Growth Credit Fund Inc., 205 N. Michigan Ave., Suite 930, Chicago, IL 60601.

The Company’s directors are divided into two groups: interested directors and independent directors. Interested directors are “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Directors:
R. David Spreng	8,316	*
Brian Laibow	—	*
Independent Directors:
Gary Kovacs	6,649	*
Julie Persily	665	*
Lewis W. Solimene, Jr.	665	*
Executive Officers Who Are Not Directors:
Thomas B. Raterman	665	*
Carl M. Rizzo	—	*
Executive officers and directors as a group	16,960	*
5% or More Holders:
OCM Growth Holdings, LLC(2)	1,662,223	55.37%
Carilion Clinic(3)	332,445	11.08%
Retirement Plan of Carilion Clinic(4)	332,445	11.08%

*	Less than 1%.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Based on information included in the Schedule 13D/A filed by OCM Growth Holdings, LLC (“OCM Growth”) with the SEC on June 15, 2017. Pursuant to an irrevocable proxy, the shares held by OCM Growth must be voted in the same proportion as all other stockholders of the Company vote their shares. The following entities may be deemed to have indirect beneficial ownership of the shares of common stock held by OCM Growth: (i) Oaktree Fund GP, LLC, a Delaware limited liability company (“GP LLC”), in its capacity as the manager of OCM Growth; (ii) Oaktree GP I, L.P., a Delaware limited partnership (“GP I LLC”), in its capacity as the managing member of GP LLC; (iii) Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”), in its capacity as the general partner of GP I LLC;

(iv) OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”), in its capacity as the general partner of Capital I; (v) Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), in its capacity as the managing member of Holdings I; (vi) Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”), in its capacity as the managing member of Holdings LLC; and (vii) Oaktree Capital Group Holdings GP, LLC (“OCGH GP” and collectively with GP LLC, GP I LLC, Capital I, Holdings I, Holdings LLC and OCG, the “Oaktree Funds”), in its capacity as the duly elected manager of OCG. Each Oaktree Fund disclaims beneficial ownership of all equity securities reported in the above table except to the extent of its respective pecuniary interest therein. OCGH GP is managed by an executive committee consisting of Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, Stephen A. Kaplan, John B. Frank, David M. Kirchheimer, and Jay S. Wintrob (the “OCGH GP Members”). In such capacity, the OCGH GP Members may be deemed to have indirect beneficial ownership of the shares of common stock held by OCM Growth. Each OCGH GP Member expressly disclaims beneficial ownership of shares of common stock held by OCM Growth, except to the extent of his respective pecuniary interest therein. The principal business address of OCM Growth is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
(3)	Based on information included in the Schedule 13D/A filed by Carilion Clinic with the SEC on June 16, 2017. The address of Carilion Clinic is 213 South Jefferson Street, Suite 807, Roanoke, Virginia 24011.
(4)	Based on information included in the Schedule 13D/A filed by Retirement Plan of Carilion Clinic with the SEC on June 16, 2017. The address of Retirement Plan of Carilion Clinic is 213 South Jefferson Street, Suite 807, Roanoke, Virginia 24011.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date:

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
R. David Spreng	[Over $100,000]
Brian Laibow	None
Independent Directors:
Gary Kovacs	[$50,001 – $100,000]
Julie Persily	[$1 – $10,000]
Lewis W. Solimene, Jr.	[$1 – $10,000]

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	Dollar ranges were determined using the number of shares that are beneficially owned as of the Record Date, multiplied by the Company’s net asset value per share as of June [•], 2017, which was $[•].
(3)	The dollar ranges of equity securities beneficially owned are: none; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and over $100,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Agreement

We are currently party to an investment advisory agreement between us and the Adviser (the “Existing Advisory Agreement”) pursuant to which we pay the Adviser management and incentive fees. The Adviser earned management fees of $169,684 for the year ended December 31, 2016. No incentive fees were earned by the Adviser for the year ended December 31, 2016.

Under the Existing Advisory Agreement, the Adviser is responsible for sourcing, reviewing and structuring investment opportunities for us, underwriting and conducting diligence on our investments and monitoring our investment portfolio on an ongoing basis. For these services, we pay (i) a base management fee calculated as a percentage of the average of the amount of Capital Commitments (as defined below) and assets purchased with borrowed funds or other forms of leverage and (ii) an incentive fee based on our performance.

For purposes of the Existing Advisory Agreement and the Amended Advisory Agreement, “Capital Commitments” is defined to mean the aggregate amount of capital committed to us by investors as of the end of the most recently completed calendar quarter.

The base management fee under the Existing Advisory Agreement is payable on the first day of each calendar quarter. Until the earlier of (1) the consummation of an initial public offering (“IPO”) of the Public Fund (defined below) in connection with a Spin-Off transaction (defined below) and (2) the earliest date at which (a) all Capital Commitments have been called for investments or expenses and (b) we hold no more than 10.0% of our total assets in cash, the base management fee will be the lesser of (i) an amount equal to 0.4375% (1.75% annualized) of the average amount of Capital Commitments and assets purchased with borrowed funds or other forms of leverage during the most recently completed calendar quarter and (ii) the actual operating expenses incurred by the Adviser during such calendar quarter.

Following the earlier of (A) consummation of an IPO of (ii) the Public Fund in connection with a Spin-Off transaction and (B) the earliest date at which (1) all Capital Commitments have been called for investments and/or expenses and (2) we hold not more than 10.0% of our total assets in cash, the base management fee under the Existing Advisory Agreement will be an amount equal to 0.4375% (1.75% annualized) of the average amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage during the most recently completed calendar quarter for so long as the aggregate amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage as of the end of the most recently completed calendar quarter is less than $500,000,000. If the aggregate amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage as of the end of the most recently completed calendar quarter is equal to or greater than $500,000,000, but less than $1,000,000,000, the base management fee will be an amount equal to 0.40% (1.60% annualized) of the average amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage for the most recently completed calendar quarter. If the aggregate amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage as of the end of the most recently completed calendar quarter is equal to or greater than $1,000,000,000, the Base Management Fee will be an amount equal to 0.375% (1.50% annualized) of the average amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage for the most recently completed calendar quarter.

Under the Existing Advisory Agreement, the incentive fee, which provides the Adviser with a share of the income that the Adviser generates for us, consists of an investment-income component and a capital-gains component, which are largely independent of each other, with the result that one component may be payable even if the other is not. We pay the Adviser an investment-income incentive fee quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding fiscal quarter as follows: (1) no investment-income incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 2.0%; (2) 80% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.667% in any calendar quarter (10.668% annualized); and (3) 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.667% in any calendar quarter (10.668% annualized) payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 20.0% of all pre-incentive fee net investment income thereafter is allocated to the Adviser).

Under the Existing Advisory Agreement, until the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that the sum of our cumulative net realized losses since the date of our election to be regulated as a business development company (“BDC”) exceeds 2.0% of the total non-control/non-affiliate investments made by us since the date of our election to be regulated as a BDC as of the end of the quarter, the investment-income component of the incentive fee will not be payable for such quarter until the first subsequent quarter in which the sum of our cumulative net realized losses since the date of our election to be regulated as a BDC is less than 2.0% of the total non-control/non-affiliate investments made by us since the date of our election to be regulated as a BDC as of the end of such subsequent quarter; provided, however, that in no event will any investment-income component of the incentive fee be paid for any prior quarter after the three-year anniversary of the end of such quarter.

Under the Existing Advisory Agreement, after the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that the sum of our cumulative net realized losses for the previous four fiscal quarters or, if fewer than four fiscal quarters have passed since such IPO, that number of fiscal quarters since such IPO (the “Look-Back Period”), exceeds 2.0% of the total non-control/non-affiliate investments (i) made by us during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period, the investment-income component of the incentive fee will not be payable for such quarter until the first subsequent quarter in which the sum of our cumulative net realized losses for the Look-Back Period is less than 2.0% of the total non-control/non-affiliate investments (i) made by us during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period; provided, however, that in no event will any investment-income component of the incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

Regarding the capital-gains component of the incentive fee, the Existing Advisory Agreement provides that we will pay the Adviser as of the end of each calendar year 20.0% of our aggregate cumulative realized capital gains from the date of our election to be regulated as a BDC through the end of that year, computed net of our aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital-gains incentive fee; provided, however, that we will not pay the capital-gains component of the incentive fee to the Adviser for any calendar year in which the sum of our (i) pre-incentive fee net investment income and (ii) realized gains less realized losses and unrealized capital depreciation from the date of our election to be regulated as a BDC through the end of such calendar year, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities) at the end of such calendar year is less than 8.0% until the first subsequent calendar quarter in which the sum of our (i) pre-incentive fee net investment income and (ii) realized gains less realized losses and unrealized capital depreciation from the date of our election to be regulated as a BDC through, and including, the end of such subsequent calendar quarter, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities) at the end of such calendar quarter is equal to or exceeds 8.0%; provided, further, that in no event will any capital-gains component of the incentive fee be paid for any prior year after the three-year anniversary of the end of such year. For the foregoing purpose, our “aggregate cumulative realized capital gains” will not include any unrealized appreciation.

For purposes of the Existing Advisory Agreement and the Amended Advisory Agreement, a “Spin-Off transaction” includes a transaction whereby we offers our stockholders the option to elect to either (i) retain their ownership of shares of our common stock; (ii) exchange their shares of our common stock for shares of common stock in a newly formed entity (the “Public Fund”) that will elect to be regulated as a BDC under the 1940 Act and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and will use its commercially reasonable best efforts to complete an IPO of shares of its common stock not later than three years after the final closing of our private placement of shares of our common stock, which closing will occur no later than December 31, 2017; or (iii) exchange their shares of our common stock for interests of one or more newly formed entities (each, a “Liquidating Fund”) that will each be organized as a limited liability company, and which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund. The investment-income component of the incentive fee and the capital-gains component of the incentive fee will be payable in respect of the exchanged shares of common stock in a Spin-Off transaction.

David Spreng, our President and Chief Executive Officer and Chairman of the Board, and Thomas Raterman, our Chief Financial Officer, are executive officers of the Adviser, and Mr. Spreng also serves on the board of managers of the Adviser. Messrs. Spreng and Raterman may be deemed to beneficially own, in the aggregate, directly and indirectly, approximately 18.14% of the membership interests of the Adviser.

The executive officers and managers of the Adviser and their principal occupations are listed below. The address of each is the same as the Adviser.

Name	Position(s) Held with the Company	Principal Occupation(s) During Past 5 Years
R. David Spreng	President, Chief Executive Officer and Chairman of the Board	Mr. Spreng is the founder, Chief Executive Officer and Chief Investment Officer of the Adviser and member of its board of managers and chair of its investment committee. Mr. Spreng also currently serves as a Partner of Decathlon Capital Partners, which he co-founded in 2010 as a provider of growth capital for established companies. He also currently serves as Managing Partner of Crescendo Ventures, which he co-founded in 1998 as a venture capital firm focused on early-stage investments in the technology, digital media and technology-enabled service markets.

Thomas B. Raterman	Chief Financial Officer, Treasurer and Secretary	Mr. Raterman is the Chief Financial Officer of the Adviser and a member of its investment committee and serves as a director for GSV Financial Group LLC (“GSV Financial Group”) and formerly served as Chief Operating Officer and Chief Financial Officer of GSV Financial Group from February 2011 to December 2016.

Matthew Hanson	—	Mr. Hanson is a partner of the Adviser and serves as its Head of Origination and as a member of its investment committee. From 2012 until 2017, Mr. Hanson was a partner at GSV Asset Management, LLC (“GSV Asset Management”), a growth-investment manager and the investment adviser to GSV Capital Corp. (“GSV Capital”), a publicly traded BDC.

Carl Rizzo	Chief Compliance Officer	Mr. Rizzo has served as a Director at Alaric Compliance Services LLC since April 2011 and performs his functions as our and the Adviser’s Chief Compliance Officer under the terms of agreements between Alaric Compliance Services LLC and the Company and the Adviser, respectively. Mr. Rizzo has also served as the Chief Compliance Officer for GSV Capital and GSV Asset Management since 2015, and for TriplePoint Venture Growth BDC Corp., a BDC, and its investment adviser, TPVG Advisers LLC, since both commenced operations in 2014. He also served as Chief Compliance Officer for Clearlake Capital Group LP from January 2014 to February 2015.

Name	Position(s) Held with the Company	Principal Occupation(s) During Past 5 Years
Kevin S. Spreng	—	Mr. Spreng is a member of the Adviser’s board of managers and is a shareholder in the Corporate, Securities, and Mergers and Acquisitions Groups of Fredrickson & Byron P.A., a Minneapolis-based law firm.

Robert Greifeld	—	Mr. Greifeld is a member of the Adviser’s board of managers and has served as the chairman of the board of directors of Nasdaq, Inc. since January 1, 2017. Previously, Mr. Greifeld was Nasdaq, Inc.’s chief executive officer and a member of its board of directors since 2003.

Michael Moe	—	Mr. Moe is a member of the Adviser’s board of managers and is the Chairman and Chief Executive Officer of GSV Capital and as Co-Managing Partner and Chief Investment Officer for GSV Asset Management.
Brian Laibow	Director	Mr. Laibow is a member of the Adviser’s investment committee and currently serves as a managing director at Oaktree Capital Management, L.P. (“Oaktree”) and has served in various capacities at Oaktree since 2006.

Administration Agreement

We have entered into an administration agreement (the “Administration Agreement”) with the Runway Administrator Services LLC (the “Administrator”), a wholly-owned subsidiary of the Adviser, pursuant to which the Administrator is responsible for furnishing us with office facilities and equipment and will provide us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities.

Pursuant to the Administration Agreement, we pay the Administrator an amount equal to our allocable portion (subject to the review of the Board) of the Administrator’s overhead resulting from its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs associated with performing compliance functions. Pursuant to the terms of the Administration Agreement, the amounts payable to the Administrator from us in any fiscal year will not exceed the greater of (i) 0.75% of the aggregate capital commitments as of the end of the most recently completed fiscal year and (ii) $1 million. We reimbursed the Administrator $527,843 and accrued a payable of $648,805 due to the Administrator for the year ended December 31, 2016, which includes amounts reimbursable to the Administrator for organizational and offering costs, professional fees and other expenses.

Oaktree Strategic Relationship

In December 2016, we and the Adviser entered into a strategic relationship with Oaktree. In connection with the strategic relationship, OCM Growth, which is managed by Oaktree, made a $125 million capital commitment to us (the “OCM Commitment”). OCM Growth has granted a proxy to us pursuant to which the shares held by OCM Growth will be voted in the same proportion as our other stockholders vote their shares.

In connection with the OCM Commitment, we entered into a stockholder agreement with OCM Growth, pursuant to which OCM Growth has a right to nominate a member of the Board for election. Brian Laibow was appointed to the Board, effective January 25, 2017, as OCM Growth’s representative. OCM Growth also holds an approximately 21% interest in the Adviser and has the right to appoint a member to each of the Adviser’s board of managers and investment committee. OCM Growth’s initial appointee to the Adviser’s board of managers and investment committee is Brian Laibow. OCM Growth is located at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Oaktree Opportunities Fund IX, LP and Oaktree Opportunities Fund X, LP may be deemed to control the Adviser through their, respectively, greater than 25% ownership of OCM Growth.

PROPOSAL 1: AMENDMENT AND RESTATEMENT OF
INVESTMENT ADVISORY AGREEMENT

General

Stockholders of the Company are being asked to consider and vote on a proposal to approve the Amended Advisory Agreement between the Company and the Adviser. The Amended Advisory Agreement is attached as Exhibit A to this proxy statement. The Existing Advisory Agreement, which was effective as of December 15, 2016, was initially approved by our then sole stockholder on December 14, 2016 and by the Board, including a majority of our independent directors, at an in-person meeting on November 29, 2016. However, in order to ensure that the calculation of the base management fee under our investment advisory agreement is clear and that the total return requirement under the income incentive fee calculation is not overly punitive, the Board and the Adviser have determined that the agreement should be amended. Accordingly, we are proposing certain revisions to our investment advisory agreement. The Board met on August 3, 2017 to, among other things, review and approve the Amended Advisory Agreement subject to approval by stockholders and recommend it for submission to the stockholders at the Special Meeting.

If the Amended Advisory Agreement is approved by the Company’s stockholders, the Amended Advisory Agreement is expected to become effective as of the date on which such approval is received. If the Amended Advisory Agreement is not approved by the Company’s stockholders, the Existing Advisory Agreement will continue in effect, and the Board will consider various alternatives, including seeking subsequent approval of a new investment advisory agreement by the Company’s stockholders.

Advisory Fees Under the Amended Advisory Agreement

The Board has approved, and recommends to the stockholders of the Company that they approve, the Amended Advisory Agreement between the Company and the Adviser. You should refer to the form of the Amended Advisory Agreement attached hereto as Exhibit A for its complete terms.

The Amended Advisory Agreement is substantially similar to the Existing Advisory Agreement, except as follows:

1.	Base Management Fee:

Existing Advisory Agreement

•	Until the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which (A) we have called all Capital Commitments for investments and/or expenses and (B) we hold not more than 10.0% of our total assets in cash, the base management fee under the Existing Advisory Agreement is payable on the first day of each calendar quarter, calculated based on the average amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage during the preceding calendar quarter, provided that initially the base management fee is the lesser of (x) an amount equal to 0.4375% (1.75% annualized) of the average amount of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage during the most recently completed calendar quarter and (y) the actual operating expenses incurred by the Adviser during such calendar quarter.

Amended Advisory Agreement

•	The Amended Advisory Agreement clarifies that, until the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which (A) we have called all Capital Commitments for investments and/or expenses and (B) we hold not more than 10.0% of our total assets in cash, the base management fee will be an amount equal to 0.4375% (1.75% annualized) of our Capital Commitments and assets purchased with borrowed funds or other forms of leverage at the end of the most recently completed calendar quarter. The Amended Advisory Agreement also clarifies that the annual base management fee to be paid prior to the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which (A) we have called all Capital Commitments for investments and/or expenses and (B) we hold not more than 10.0% of our total assets in cash, is subject to a cap based on the Adviser’s actual operating expenses for the calendar year in which the base management fee was paid.

•	The Amended Advisory Agreement also includes a definition of “Gross Assets” for purposes of calculating the base management fee after the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which (A) we have called all Capital Commitments for investments and/or expenses and (B) we hold not more than 10.0% of our total assets in cash. For purposes of the Amended Advisory Agreement, “Gross Assets” is defined as our gross assets, including assets purchased with borrowed funds or other forms of leverage, as of the end of the most recently completed fiscal quarter.
2.	Income Incentive Fee:

Existing Advisory Agreement

•	The Existing Advisory Agreement states that the our pre-incentive fee net investment income, upon which the income incentive fee is based, will be reduced by multiplying the pre-incentive fee net investment income earned for a quarter by a fraction, the numerator of which is our total assets minus average daily borrowings for the immediately preceding fiscal quarter, and the denominator of which is our total assets for the immediately preceding fiscal quarter.
•	The Existing Advisory Agreement provides that if, prior to the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, the sum of our cumulative net realized losses since the date of our election to be regulated as a BDC exceeds 2.0% of the total non-control/nonaffiliate investments made by us since the date of our election to be regulated as a BDC as of the end of the quarter, no income incentive fee will be payable for such quarter until the first subsequent quarter in which the sum of our cumulative net realized losses since the date of our election to be regulated as a BDC is less than 2.0% of the total non-control/non-affiliate investments made by us since the date of our election to be regulated as a BDC as of the end of such subsequent quarter; provided, however, that in no event will the income incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.
•	The Existing Advisory Agreement provides that if, after the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, the sum of our cumulative net realized losses for the Look-Back Period exceeds 2.0% of the total non-control/non-affiliate investments (i) made by us during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period, no income incentive fee will be payable for such quarter until the first subsequent quarter in which the sum of our cumulative net realized losses for the applicable period is less than 2.0% of the total non-control/non-affiliate investments (i) made by us during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period; provided, however, that in no event will the income incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

Amended Advisory Agreement

•	The Amended Advisory Agreement clarifies that the our pre-incentive fee net investment income, upon which the income incentive fee is based, will be reduced by multiplying the pre-incentive fee net investment income earned for a quarter by a fraction, the numerator of which is our average daily Gross Assets during the immediately preceding fiscal quarter minus average daily borrowings during the immediately preceding fiscal quarter, rather than total assets minus average daily borrowings for the immediately preceding fiscal quarter, and the denominator of which is our average daily Gross Assets during the immediately preceding fiscal quarter, rather than total assets for the immediately preceding fiscal quarter.
•	The Amended Advisory Agreement revises the total return requirement to provide that if, prior to the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, (a) the sum of our cumulative net realized losses since the date of our election to be regulated as a BDC exceeds 2.0% of the total non-control/nonaffiliate investments made by us since the date of our election to be regulated as a BDC through the end of the quarter and (b) our pre-incentive fee net investment income adjusted to include any realized capital gains and losses (“Adjusted Pre-Incentive Fee net investment income”), expressed as an annualized rate of return on the value of our average daily net assets (defined as total assets less liabilities), since our election to be regulated as a BDC through the end of the quarter is less than 10%, no income incentive fee is payable for such quarter until the first subsequent quarter in which either (x) the sum of our cumulative net realized losses since the date of our election to be regulated as a BDC is equal to or less than 2.0% of the total non-control/non-affiliate investments made by us since the date of our election to be regulated as a BDC through the end of such subsequent quarter or (y) our Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of our average daily net assets (defined as total assets less liabilities), since our election to be regulated as a BDC through the end of the quarter equals or exceeds 10%; provided, however, that in no event will the income incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.
•	The Amended Advisory Agreement revises the total return requirement to provide that, after the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, if (a) the sum of our cumulative net realized losses for the Look-Back Period exceeds 2.0% of the total non-control/nonaffiliate (i) made by us during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period, and (b) our Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of our average daily net assets (defined as total assets less liabilities), during the Look-Back Period is less than 10%, no income incentive fee is payable for such quarter until the first subsequent quarter in which (x) the sum of our cumulative net realized losses for the Look-Back Period is equal to or less than 2.0% of the total non-control/non-affiliate investments (i) made by us during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period, or (y) our Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of our average daily net assets (defined as total assets less liabilities), during the Look-Back Period equals or exceeds 10%; provided, however, that in no event will the income incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

No other provisions of the Existing Advisory Agreement will change materially. See “Certain Relationships and Related Transactions” for a summary of the other provisions of the Existing Advisory Agreement.

If the Amended Advisory Agreement had been in effect as of January 1, 2016, replacing the Existing Advisory Agreement, and all other factors remained the same, it is estimated that the management and incentive fees paid by the Company would have been as follows (in thousands of dollars):

	Fees paid under the Amended Advisory Agreement	Fees paid under the Existing Advisory Agreement	Decrease/ (Increase)	Per Share Decrease/ (Increase)	Percentage Decrease/ (Increase)
Year Ended December 31, 2016:
Base management fee	$169,684	$169,684	—	—	—
Income incentive fee	—	—	—	—	—
Total	$169,684	$169,684	—	—	—
Six Months Ended June 30, 2017:
Base management fee	$1,483,843	$1,483,843	—	—	—
Income incentive fee	—	—	—	—	—
Total	$1,483,843	$1,483,843	—	—	—

On August 3, 2017, at an in-person meeting, the Board, including a majority of the directors who were not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Adviser, approved the Amended Advisory Agreement for an initial term of two years. The Amended Advisory Agreement will become effective upon approval by our stockholders at the Special Meeting.

In its consideration of the approval of the Amended Advisory Agreement, the Board focused on information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services provided to us by the Adviser under the terms of the Existing Advisory Agreement and to be provided under the terms of the Amended Advisory Agreement;
•	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;
•	information about the services being performed and the personnel performing such services under the Existing Advisory Agreement;
•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives, including expenses related to investment due diligence, travel and investigating and monitoring investments;
•	any existing and potential sources of indirect income to the Adviser from its relationship with us and the Adviser’s profitability; and
•	the extent to which economies of scale would be realized as the Company grows and whether fee levels reflect these economies of scale for the benefit of our stockholders.

Nature, Extent and Quality of Services.  The Board considered the nature, quality and extent of the advisory and other services provided to us by the Adviser, including the flow of transaction opportunities resulting from the Adviser’s investment professionals’ financial expertise, the employment of the Adviser’s investment philosophy, diligence procedures, credit recommendation process, investment structuring, and monitoring of portfolio companies, in light of the investment objectives of the Company. The Board also considered the Adviser’s personnel and their prior experience in connection with the types of investments proposed to be made by the Company, including such personnel’s network of relationships with intermediaries focused on middle-market companies. In addition, the Board considered the other terms and conditions of the Amended Advisory Agreement. The Board concluded that the substantive terms of the Amended Advisory Agreement, including the services to be provided, are generally the same as those of comparable BDCs described in the market data then available and that it would be difficult to obtain similar services from other third-party service providers. In addition, the Board considered the fact that we have the ability to terminate the Amended Advisory Agreement without penalty upon 60 days’ written notice to the Adviser.

Costs of the Services Provided to the Company and the Profits Realized by the Adviser.  The Board considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including the management fees and incentive fees) of other BDCs with similar investment objectives, our projected operating expenses and expense ratio compared to other BDCs with similar investment objectives, as well as the administrative services that the Adviser will provide to us. Based upon its review, the Board believes that the fees to be paid under the Amended Advisory Agreement would be generally comparable to or more favorable than those payable under agreements of comparable BDCs described in the market data then available.

Economies of Scale.  The Board considered the extent to which economies of scale would be realized as the Company grows, and whether the fees payable under the Amended Advisory Agreement will reflect these economies of scale for the benefit of our stockholders.

Conclusions.  In view of the wide variety of factors that the Board considered in connection with its evaluation of the Amended Advisory Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors. Based on its review of the above-mentioned factors and discussion of the Amended Advisory Agreement, the Board approved the Amended Advisory Agreement as being in the best interests of the Company and its stockholders. The Board then directed that the Amended Advisory Agreement be submitted to stockholders for approval with the Board’s recommendation that stockholders of the Company vote to approve the Amended Advisory Agreement.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED ADVISORY AGREEMENT.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Special Meeting. If any matters do come before the Special Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Special Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Special Meeting unless certain securities law requirements are met.

ANNUAL REPORT

We will furnish, without charge, a copy of the most recent annual report to stockholders, upon request. Please direct any requests for copies of annual reports to our Corporate Secretary, Thomas B. Raterman, at 205 N. Michigan Ave., Suite 930, Chicago, IL 60601, or by calling (650) 206-4604 or via email at tr@runwaygrowth.com.

ADVISER, ADMINISTRATOR AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Adviser and the Administrator as of the date of this proxy statement:

ADVISER	ADMINISTRATOR
Runway Growth Capital LLC 205 N. Michigan Ave. Suite 930 Chicago, IL 60601	Runway Administrator Services LLC 205 N. Michigan Ave. Suite 930 Chicago, IL 60601

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2018 Annual Meeting of Stockholders will be held in May 2018, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at the 2018 Annual Meeting of Stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Corporate Secretary of Runway Growth Credit Fund Inc. at 205 N. Michigan Ave., Suite 930, Chicago, IL 60601. The Company must receive the proposal on or before December 8, 2017, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Stockholder proposals or director nominations to be presented at the 2018 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. Our bylaws require that to be timely, a stockholder’s notice shall set forth all information required and shall be delivered to the secretary at the principal executive office of the Company at the above address not earlier than the 150th day prior to the first anniversary of the date of this proxy statement nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this proxy statement. As a result, for the Company’s 2018 Annual Meeting of Stockholders, a stockholder’s notice pursuant to these provisions of our bylaws must be received no earlier than November 8, 2017 and no later than 5:00 p.m., Eastern Time, on December 8, 2017; provided, however, that in the event that the date of the 2018 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of this Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150 th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2018 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice.

In accordance with our bylaws, the chair of any annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

You are cordially invited to attend the Special Meeting in person. Regardless of whether you plan to attend the Special Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote through the internet.

By Order of the Board of Directors,

/s/ Thomas B. Raterman

Thomas B. Raterman
Chief Financial Officer,
Secretary and Treasurer

Chicago, Illinois
August [•], 2017

PRIVACY POLICY

We are committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains our privacy policies. This notice supersedes any other privacy notice you may have received from us, and its terms apply to both our current customers and former customers.

How We Protect Your Personal Information

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards.

What Kind of Information We Collect

The only information we collect from you is your name, address, tax identification number, and number of shares you hold.

How We Use this Information

This information is used only so that we can service your account, send you distributions, annual reports and other information about the Company, and send you proxy statements or other information required by law.

Who Has Access to Personal Information

We do not share customer information with any non-affiliated third party except as described below.

•	Authorized Employees of the Adviser and the Administrator. It is our policy that only authorized employees of the Adviser and/or Administrator who need to know your personal information will have access to it.
•	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing information to you. These companies are required to protect your information and use it solely for the purpose for which they received it.
•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

Updating Your Information

To help us keep your customer information up-to-date and accurate, please contact the Adviser at the address below if there is any change in your personal information.

Runway Growth Capital LLC
205 N. Michigan Ave., Suite 930
Chicago, IL 60601
ATTN: Chief Compliance Officer

Exhibit A

AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT

BETWEEN

RUNWAY GROWTH CREDIT FUND INC.

AND

RUNWAY GROWTH CAPITAL LLC

This Amended and Restated Investment Advisory Agreement (the “Agreement”) is made this [  ] day of September, 2017, by and between RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation (the “Company”), and RUNWAY GROWTH CAPITAL LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is organized as a closed-end management investment fund that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10 (File No. 000-55544) initially filed on February 12, 2016 (as the same shall be amended from time to time); (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act, and the rules and regulations promulgated thereunder, with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company. The Company shall bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: organization and offering (in an amount of up to $1,000,000); provided that the amount of initial organizational and offering expenses in excess of $1,000,000 shall be paid by the Adviser); the Company’s pro-rata portion of fees and expenses related to a Spin-Off transaction (as defined below); calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); fees and expenses payable to third parties, including agents, consultants or other advisers, in connection with monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments; interest payable on debt, if any, incurred to finance the Company’s investments; sales and purchases of shares of the Company’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the administration agreement between the Company and the Company’s administrator, Runway Administrator Services LLC (f/k/a GSV Credit Service Company, LLC) (the “Administrator”), dated as of December 15, 2016 (the “Administration Agreement”) (as the same shall be amended from time to time); transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s securities on any securities exchange; U.S. federal, state and local taxes; fees and expenses of directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party or an affiliate thereof (the “Independent Directors”); costs of preparing and filing reports or other documents required by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business, including payments under the Administration Agreement between the Company and the Administrator, based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief compliance officer and chief financial officer and their respective staffs.

3. Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the Company’s common stockholders. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(a) The Base Management Fee shall be payable on the first day of each calendar quarter and calculated as follows, based on the Capital Commitments (as defined below) and assets purchased with borrowed funds or other forms of leverage (collectively, the “Pre-Spin-Off Gross Assets”) during the preceding calendar quarter:

(i)	Until the earlier of (A) the consummation of an initial public offering (“IPO”) of the Public Fund (as defined below) in connection with a Spin-Off transaction) and (B) the earliest date at which (1) all Capital Commitments have been called for investments and/or expenses and (2) the Company holds not more than 10.0% of its total assets in cash, the Base Management Fee shall be an amount equal to 0.4375% (1.75% annualized) of the Pre-Spin-Off Gross Assets at the end of the most recently completed calendar quarter; provided, however, that in no event shall the Base Management Fee payable in a calendar year exceed the actual operating expenses incurred by the Adviser during such calendar year (the “Management Fee Cap”). No later than March 31 of each calendar year, the Adviser shall provide a reconciliation of the actual operating expenses incurred by the Adviser for the prior calendar year and the Base Management Fee paid to the Adviser for such prior calendar year. To the extent the Base Management Fee paid to the Adviser for such prior calendar year exceeds the Management Fee Cap (the “Excess Fee”) for such prior calendar year, the Management Fee payable to the Adviser for the second calendar quarter and each subsequent quarter immediately following such calendar year shall be reduced by the Excess Fee until such time as the Excess Fee for the prior calendar year has been reduced to zero. For the avoidance of doubt, actual operating expenses of the Adviser for a particular year shall not include any reduction in Base Management Fees as a result of Excess Fees paid by the Company. An example of how the Base Management Fee will be calculated and paid and/or reduced pursuant to this Section 3(a)(i) is included, for illustrative purposes only, as Exhibit A hereto.
(ii)	Following the earlier of (A) consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (B) the earliest date at which (1) all Capital Commitments have been called for investments and/or expenses and (2) the Company holds not more than 10.0% of its total assets in cash, the Base Management Fee shall be an amount equal to 0.4375% (1.75% annualized) of the Company’s average daily Gross Assets during the most recently completed calendar quarter for so long as the aggregate amount of Gross Assets of the Company as of the end of the most recently completed calendar quarter is less than $500,000,000. For purposes of this Agreement, “Gross Assets” is defined as the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage, as of the end of the most recently completed fiscal quarter. If the aggregate amount of Gross Assets as of the end of the most recently completed calendar quarter is equal to or greater than $500,000,000, but less than $1,000,000,000, the Base Management Fee shall be an amount equal to 0.40% (1.60% annualized) of the average daily Gross Assets during the most recently completed calendar quarter. If the aggregate amount of Gross Assets as of the end of the most recently completed calendar quarter is equal to or greater than $1,000,000,000, the Base Management Fee shall be an amount equal to 0.375% (1.50% annualized) of the average daily Gross Assets during the most recently completed calendar quarter.

For purposes of this Agreement, “Capital Commitments” shall mean the aggregate amount of capital committed to the Company by investors as of the end of the most recently completed calendar quarter. The Base Management Fee shall be payable for the first partial quarter in which the initial closing of the Company’s private placement of shares of its common stock occurs based on the aggregate amount of Capital Commitments as of the initial closing of the private placement, and shall be appropriately prorated for any partial month or quarter.

For purposes of this Agreement, a “Spin-Off transaction” includes a transaction whereby the Company offers its stockholders the option to elect to either (i) retain their ownership of shares of the Company’s common stock; (ii) exchange their shares of the Company’s common stock for shares of common stock in a newly formed entity (the “Public Fund”) that shall elect to be regulated as a BDC under the Investment Company Act and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and shall use its commercially reasonable best efforts to complete an IPO of shares of its common stock not later than three years after the Company’s final closing of its private placement of shares of its common stock, which closing shall occur no later than December 31, 2017; or (iii) exchange their shares of the Company’s common stock for interests of one or more newly formed entities (each, a “Liquidating Fund”) that shall each be organized as a limited liability company, and which shall, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund.

(b) The Incentive Fee shall consist of two parts, as follows:

(i)	(A) The first part (the “Income Incentive Fee”) shall be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding fiscal quarter. Payments based on Pre-Incentive Fee net investment income shall be based on the Pre-Incentive Fee net investment income earned for the quarter. For this purpose, “Pre-Incentive Fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee); provided however, that Pre-Incentive Fee net investment income shall be reduced by multiplying the Pre-Incentive Fee net investment income earned for the quarter by a fraction, the numerator of which is the Company’s average daily Gross Assets during the immediately preceding fiscal quarter minus average daily borrowings during the immediately preceding fiscal quarter, and the denominator of which is the Company’s average daily Gross Assets during the immediately preceding fiscal quarter. Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income the Company has not yet received in cash; provided, however, that the portion of the Income Incentive Fee attributable to deferred interest features shall be paid, only if and to the extent received in cash, and any accrual thereof shall be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income shall not reduce the amounts payable for any quarter pursuant to this Section 3(b)(i)(A). Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(B) Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, shall be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized). The Company shall pay the Adviser an Income Incentive Fee with respect to the Company’s Pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Income Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee net investment income does not exceed the hurdle rate of 2.0%; (2) 80% of the Company’s Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.667% in any calendar quarter (10.668% annualized) (the portion of the Company’s Pre-Incentive Fee net investment income that exceeds the hurdle but is less than 2.667% is referred to as the “catch-up”; the “catch-up” is meant to provide the Adviser with 20.0% of the Company’s Pre-Incentive Fee net investment income as if a hurdle did not apply if the Company’s Pre-Incentive Fee net investment income exceeds 2.667% in any calendar quarter (10.668% annualized)); and (3) 20.0% of the amount of the Company’s Pre-Incentive Fee net investment income, if any, that exceeds 2.667% in any calendar quarter (10.668% annualized) payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 20.0% of all Pre-Incentive Fee net investment income thereafter is allocated to the Adviser);

provided that, until the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that (a) the sum of the Company’s cumulative net realized losses since the date of the Company’s election to be regulated as a BDC exceeds 2.0% of the total non-control/non-affiliate investments made by the Company since the date of the Company’s election to be regulated as a BDC through the end of the quarter and (b) the Pre-Incentive Fee net investment income adjusted to include any realized capital gains and losses (“Adjusted Pre-Incentive Fee net investment income ”), expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), since the Company’s election to be regulated as a BDC through the end of the quarter is less than 10%, no Income Incentive Fee shall be payable for such quarter until the first subsequent quarter in which either (x) the sum of the Company’s cumulative net realized losses since the date of the Company’s election to be regulated as a BDC is equal to or less than 2.0% of the total non-control/non-affiliate investments made by the Company since the date of the Company’s election to be regulated as a BDC through the end of such subsequent quarter or (y) the Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), since the Company’s election to be regulated as a BDC through the of the end of the quarter equals or exceeds 10%; provided, however, that in no event shall any Income Incentive Fee be payable for any prior quarter after the three-year anniversary of the end of such quarter; and

provided further that, after the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that (a) the sum of the Company’s cumulative net realized losses for the previous four fiscal quarters or, if fewer than four fiscal quarters have passed since such IPO, that number of fiscal quarters since such IPO (the “Look-Back Period”), exceeds 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period and (b) the Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), during the Look-Back Period is less than 10%, no Income Incentive Fee shall be payable for such quarter until the first subsequent quarter in which (x) the sum of the Company’s cumulative net realized losses for the Look-Back Period is equal to or less than 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period or (y) the Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), during the Look-Back Period equals or exceeds 10%; provided, however, that in no event shall any Income Incentive Fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

(C) The Income Incentive Fee shall be payable in connection with a Spin-Off transaction. The Income Incentive Fee shall be calculated as of the date of the completion of each Spin-Off transaction and shall equal the amount of Income Incentive Fee that would be payable to the Adviser if (1) all of the Company’s investments were liquidated for their current value and any unamortized deferred portfolio investment-related fees would be deemed accelerated, (2) the proceeds from such liquidation were used to pay all of the Company’s outstanding liabilities, and (3) the remainder were distributed to the Company’s stockholders and paid as Incentive Fee in accordance with the Income Incentive Fee described in clauses (1) and (2) above for determining the amount of the Income Incentive Fee; provided, however, that in no event shall the Income Incentive Fee paid in connection with the completion of a Spin-Off transaction (x) include the portion of the Income Incentive Fee attributable to deferred interest features of a particular investment that is not transferred pursuant to a Spin-Off transaction until such time as the deferred interest is received in cash, or (y) exceed 20% of the Company’s Pre-Incentive Fee net investment income accrued by the Company for the fiscal quarter as of the date of the completion of the Spin-Off transaction. The Company shall make the payment of the Income Incentive Fee paid in connection with the completion of a Spin-Off transaction in cash on or immediately following the date of the completion of a Spin-Off transaction.

After a Spin-Off transaction, all calculations relating to the Incentive Fee payable shall be made beginning on the day immediately following the completion of the Spin-Off transaction without taking into account the exchanged shares of the Company’s common stock (or contributions, distributions or proceeds relating thereto).

(ii)	(A) The second part of the Incentive Fee (the “Capital Gains Fee”) shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending December 31, 2016, and shall equal 20.0% of the Company’s aggregate cumulative realized capital gains, if any, from the date of the Company’s election to be regulated as a BDC through the end of the relevant calendar year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Fee; provided, however, that no Capital Gains Fee shall be paid to the Adviser for any calendar year in which the sum of the Company’s (1) Pre-Incentive Fee net investment income and (2) realized gains less realized losses and unrealized capital depreciation from the date of the Company’s election to be regulated as a BDC through the end of such calendar year, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of such calendar year is less than 8.0% until the first subsequent calendar quarter in which the sum of the Company’s (1) Pre-Incentive Fee net investment income and (2) realized gains less realized losses and unrealized capital depreciation from the date of the Company’s election to be regulated as a BDC through, and including, the end of such subsequent calendar quarter, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of such calendar quarter is equal to or exceeds 8.0%; provided, further, that in no event shall any Capital Gains Fee be paid for any prior year after the three-year anniversary of the end of such year. For purposes of this Section 3(b)(ii), the Company’s “aggregate cumulative realized capital gains” shall not include any unrealized appreciation. If such amount is negative, then no Capital Gains Fee shall be payable for such year. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

(B) The Capital Gains Fee shall be payable in respect of the exchanged shares of the Company’s common stock in connection with a Spin-Off transaction and shall be calculated as of the date of the completion of a Spin-Off transaction as if such date were a calendar year-end for purposes of calculating and paying the Capital Gains Fee.

(c) No Income Incentive Fee or Capital Gains Fee shall be payable in connection with a Spin-Off transaction unless, on the date of the completion of a Spin-Off transaction, the sum of the Company’s (i) Pre-Incentive Fee net investment income and (ii) realized capital gains less realized capital losses and unrealized capital depreciation from the date of the Company’s election to be regulated as a BDC through, and including, the date of the completion of such Spin-Off transaction, is greater than 8% of the cumulative net investments made by the Company since its election to be regulated as a BDC.

4. Covenants of the Adviser.

The Adviser covenants that it shall remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

6. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

7. Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

8. Effectiveness, Duration and Termination of the Agreement.

(a) This Agreement shall become effective as of the first date above written. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 8, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) The Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Company, and (B) the affirmative vote of a majority of the Company’s Independent Directors, in accordance with the requirements of the Investment Company Act.

(c) This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Company, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

(d) This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

(e) The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

9. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10. Amendments.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

11. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

12. Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13. Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

RUNWAY GROWTH CREDIT FUND INC.

By:	Name: R. David Spreng Title: President and Chief Executive Officer

RUNWAY GROWTH CAPITAL LLC

By:	Name: R. David Spreng Title: President

Exhibit A

X1Y1 = 0.4375% of Pre-Spin-Off Gross Assets as of December 31, 2016

X2Y1 = 0.4375% of Pre-Spin-Off Gross Assets as of March 31, 2017

X3Y1 = 0.4375% of Pre-Spin-Off Gross Assets as of June 30, 2017

X4Y1 = 0.4375% of Pre-Spin-Off Gross Assets as of September 30, 2017

X1Y2 = 0.4375% of Pre-Spin-Off Gross Assets as of December 31, 2017

X2Y2 = 0.4375% of Pre-Spin-Off Gross Assets as of March 31, 2018

XY1 = X1Y1 + X2Y1 + X3Y1 + X4Y1

YY1 = Actual Operating Expenses of Adviser for the year ended December 31, 2017

Z = XY1 – YY1

IF/THEN ON APRIL 1ST:

•	If Z is negative, no adjustment is required as Y is greater than 1.75%.
•	If Z is positive, the Company shall pay the Adviser an amount equal to X2Y2 – Z

Runway Growth Credit Fund Inc.
Special Meeting of Stockholders on September [  ] 2017, [1:00] P.M., local time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Runway Growth Credit Fund Inc. (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints R. David Spreng and Thomas B. Raterman, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company, 205 N. Michigan Avenue, Suite 930, Chicago, IL 60601, on September [  ], 2017 at [1:00] P.M., local time, and at all postponements or adjournments thereof, as indicated on this proxy. The undersigned hereby revokes any proxies previously given.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR Proposal 1 and in the discretion of the proxies with respect to any other matters that may come before the meeting on which action can properly be taken, including any adjournment thereof. Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(Continued and to be signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.runwaygrowth.com.

Vote by Internet	Vote by Mail
Use the Internet to transmit a scanned copy of your voting instructions by email to runwaygrowth@conifer.com up until 11:59 p.m. Eastern Time the day before the meeting date.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Conifer Financial Services, 111 Town Square Place, Suite 1505, Jersey City, NJ 07310.

In order for your securities to be represented at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and submit the voting instruction form (ballot). It is understood that if you submit the ballot without otherwise marking it, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

The Board of Directors recommends you vote FOR the following:
Proposal 1 — To approve the amended and restated investment advisory agreement	For ☐	Against ☐	Abstain ☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

IMPORTANT: Please sign exactly as the exact legal name of the investing entity. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signatory is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

Investor Name:

Signature	Date	Signature	Date
If Held Jointly